EXHIBIT 10.3
Amendment of Employee Performance Bonus Plan
     NOW THEREFORE, BE IT RESOLVED, that, effective as of the Effective Time, Section 5 of the Performance Bonus Plan is amended to adopt a new Section 5(e) to read as follows:
“(e) Determination in Connection With a Change in Control - Notwithstanding any provision of this Plan to the contrary, if a Participant is employed by the Company on the date of a Change in Control (as hereinafter defined) that was previously approved by the Incumbent Board (whether or not such Participant is employed on the date 2011 bonuses under the Performance Bonus Plan are approved (the “Bonus Approval Date”), unless such Participant resigns prior to the applicable Bonus Approval Date), then notwithstanding the fact that such Participant is terminated by the Company (including any successor to the Company or such successor’s subsidiaries or affiliates) prior to the applicable Bonus Approval Date, other than a termination for Cause (as hereinafter defined), such Participant will receive a lump-sum cash payment equal to the Target Bonus for such Participant, within 30 days following the applicable Bonus Approval Date. For purposes of this Section 5(e), “Cause” means any of the following, as determined in the sole discretion of the Committee: (i) clear evidence of a significant violation of the Company’s code of business conduct; (ii) a fraud committed against the Company; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company, or (ix) the violation of Company rules and policies that, based on a single occurrence, would not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. For purposes of this Section 5(e), “Change in Control” means any of the following events: (1) the acquisition in one or more transactions by any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), of “Beneficial Ownership” (within the meaning of Rule 13d-3 under 1934 Act) of 50% or more of the combined voting power of the Company’s then-outstanding voting securities; or (2) the individuals who are members of the Incumbent Board (as defined below), cease for any reason to constitute at least two-thirds of the Board. The “Incumbent Board” consists of the individuals who as of January 23, 1997, are members of the Board and any individual becoming a director subsequent to January 23, 1997, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then composing the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board, except that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or (3) approval by shareholders of the Company of (i) a merger or consolidation involving the Company if such shareholders do not, immediately following such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Company’s voting securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.”